UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2005

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 West 52nd Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

As discussed in Item 4.02(a), below, the previously issued financial statements of Financial Security Assurance Holdings Ltd. (the “Company”) for the years ended December 31, 2002, 2003 and 2004 and the quarters ended March 31 and June 30, 2005 will be restated.

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report.

(a)           On November 7, 2005, after consultation with the Audit Committee of the Board of Directors, the Company’s management concluded that the Company will be required to restate its previously issued financial statements for the years ended December 31, 2002, 2003 and 2004 and the quarters ended March 31 and June 30, 2005, reflecting a restatement of the Company’s financial results for the years 2001 through 2004 and the first two quarters of 2005.  The Company’s previously issued financial statements for these periods should therefore no longer be relied upon.

On November 8,  2005, the Company issued a press release regarding the restatement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s management and the Audit Committee of the Board of Directors, as well as other members of the Board of Directors, have discussed the decision to restate with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

The restatement of the Company’s financial statements arises from incorrect application of hedge accounting treatment to certain transactions in the Company’s financial products segment, specifically its guaranteed investment contract (“GIC”) business, and its business conducted through FSA Global Funding Corp. (“FSA Global”), a variable interest entity (“VIE”) consolidated with the Company for GAAP accounting purposes.

Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), requires that all derivatives be carried on the Company’s balance sheet at fair value, and that periodic changes in their fair value be recorded in earnings. If hedging relationships meet certain criteria specified in SFAS 133, they are eligible for fair value hedge accounting and the offsetting changes in fair value of the hedged items may be recorded in earnings. To the extent that the changes in value of the hedged asset/obligation do not completely offset the changes in value of the associated interest rate swaps, there is a net impact on the income statement.  Absent hedge accounting treatment, the associated interest rate swaps would be marked to market under SFAS No. 133, with no offsetting adjustments to the hedged items reflected in earnings.

The application of hedge accounting generally requires the Company to evaluate the effectiveness of the hedging relationships on an ongoing basis and to calculate the changes in fair value of the derivatives and related hedged items independently. This is known as the “long-haul” method of hedge accounting.  Transactions that meet more stringent criteria qualify for the “short-cut” method of hedge accounting in which an assumption can be made that the change in fair value of a hedged item exactly offsets the change in value of the related derivative.

In the course of preparing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, the Company determined that its accounting documentation for certain “short-cut” hedging relationships did not meet the requirements of SFAS 133 for a number of fair value hedges.  In addition, the Company incorrectly applied the short-cut method of hedge accounting to certain other hedge relationships.  Since these hedges were incorrectly designated as qualifying for short-cut hedge accounting, and the Company did not test the hedging relationships periodically for effectiveness, the provisions of SFAS 133 do not allow the Company to apply retroactively the “long-haul” method, although they would have qualified for long-haul hedge accounting treatment if they had been documented that way at their inception. To correct these errors, the Company will reverse the periodic changes in fair value of the hedged items that had previously been recognized in earnings.  As a result, there will be earnings volatility in the restated financial statements and results of operations for the quarter ended September 30, 2005 and for the quarter ending December 31, 2005.  All the subject hedges will be redesignated during the fourth quarter to qualify for long-haul accounting.  The Company anticipates that, after their redesignation, the mark-to-market of these derivative contracts and hedged items will substantially offset each other in the income statement prospectively.

While the initial impact of the restatement is expected to result in an after-tax increase to cumulative earnings in the range of approximately $55 million to $60 million at June 30, 2005, these earnings increases are expected to be eliminated through counterbalancing losses in later years over the life of the hedges and previously hedged items in so far as the Company holds to maturity the hedging derivatives.  These restatement adjustments do not result in any changes in the Company’s liquidity or significant changes to its overall financial condition, despite the increase in inter-period volatility of earnings.

                The change in accounting will have no impact on the retained earnings and net income of Financial Security Assurance Inc., the Company’s principal insurance company subsidiary (“FSA”), since the hedges arise in the Company’s financial products business and in the business of FSA Global.  FSA holds no equity in the Company’s financial products affiliates or FSA Global, although FSA Global is consolidated with FSA in accordance with FASB Interpretation No. 46.  In view of material changes to certain line items in FSA’s financial statements arising from the consolidation of FSA Global, however, FSA’s financial statements will be restated for the same periods for which the Company’s financial statements will be restated.

                The Human Resources Committee of the Company’s Board of Directors has approved adjustments to measurements under the Company’s equity compensation programs to eliminate the impact of the accounting changes on equity compensation payouts, since the earnings impact of the hedges are themselves expected to be eliminated over the life of the hedges in so far as the hedging derivatives are held to maturity.

                In the course of its review, the Company has identified and may identify additional errors under SFAS 133 with respect to other aspects of swaps and other derivative instruments.  Adjustments to correct these additional errors will be included in the Company’s restated financial position and results of operations.  Management can not at present assess the impact of these adjustments, if any, on  the Company’s financial position and results of operations for the relevant periods.

In light of the matters discussed above, management of the Company is currently reassessing the effectiveness of the Company’s disclosure controls and procedures for all periods impacted, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, and will report on its assessment in its amended filings and Form 10-Q for the period ended September 30, 2005.

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits.

99.1    Press Release issued by Financial Security Assurance Holdings Ltd., dated November 8, 2005.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE
HOLDINGS LTD.

Date: November 10, 2005	By:	/s/ Bruce E. Stern
		Name:	Bruce E. Stern
		Title:	General Counsel and Managing Director

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Financial Security Assurance Holdings Ltd. dated November 8, 2005.